Exhibit 99.4

                               Exchange Offer for
                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)
                                       of
                                  Borden, Inc.
                                       by
                            Borden Acquisition Corp.
                    a corporation formed at the direction of
                         Kohlberg Kravis Roberts & Co.
                               ------------------
              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
     AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                      , 1994,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.
                               ------------------

To Our Clients:

    Enclosed for your consideration is an Offering Circular/Prospectus dated
November    , 1994 (the "Offering Circular/Prospectus"), and the related Letter of Transmittal relating to an offer by Borden Acquisition Corp., a New Jersey corporation (the "Purchaser"), to exchange for shares of Common Stock, par value $.01 per share ("Holdings Common Stock"), of RJR Nabisco Holdings Corp., a Delaware corporation, equal to the Exchange Ratio (as defined below) all of the outstanding shares of Common Stock, par value $.625 per share (the "Borden Shares"), of Borden, Inc., a New Jersey corporation ("Borden"), and (unless and until the outstanding Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 28, 1986, as amended, between Borden and The Bank of New York, as Rights Agent, are redeemed by Borden) the associated Rights, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer"). Unless the context requires otherwise, all references to "Borden Shares" shall be deemed to refer also to the associated Rights. We are the holder of record of Borden Shares held by us for your account. A tender of such Borden Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Borden Shares held by us for your account.

    The Merger Agreement (as defined in the Offering Circular/Prospectus) provides that Borden will redeem the Rights at a redemption price of one and two-thirds cents per Right immediately prior to consummation of the Exchange Offer. Unless and until the Rights have been redeemed, if certificates representing Rights (the "Rights Certificates") have been distributed to holders of Borden Shares, such holders are required to tender Rights Certificate(s) representing a number of Rights equal to the number of Borden Shares being tendered in order to effect a valid tender of such Borden Shares. Until the Distribution Date (as defined in the Offering Circular/Prospectus), the surrender for transfer of any of the certificates representing Borden Shares (the "Share Certificates") will also constitute the surrender for transfer of the Rights associated with the Borden Shares represented by such Share Certificates.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Borden Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offering Circular/Prospectus. Your instructions to tender Borden Shares held by us for your account will also constitute a direction to us to tender a number of Rights held by us for your account equal to the number of Borden Shares tendered. If, in accordance with the Merger Agreement, the Rights are redeemed by the Board of Directors of Borden prior to the consummation of the Exchange Offer, tendering shareholders who are holders of record as of the applicable record date will be entitled to receive and retain the redemption price of one and two-thirds cents per Right in accordance with the Rights Agreement.

    Your attention is directed to the following:

        1. The "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $14.25 by (ii) the average of the high and low sales prices of the Holdings Common Stock as reported on the New York Stock Exchange Composite Tape on each of the ten full consecutive trading days ending immediately prior to the ten business day period ending on the date of expiration of the Exchange Offer, provided that the Exchange Ratio shall not be less than 1.78125 or greater than 2.375.

        2. The Exchange Offer is made for all of the outstanding Borden Shares (and Rights if applicable).

        3. The Exchange Offer and withdrawal rights will expire at 12:00
    Midnight, New York City time, on           ,             , 1994, unless the
    Exchange Offer is extended.

        4. The Exchange Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer a number of Borden Shares which, when added to any Borden Shares previously acquired by the Purchaser or Whitehall Associates, L.P. (other than pursuant to the Option (as defined in the Offering Circular/Prospectus)), represents more than 41% of the Borden Shares outstanding on a fully diluted basis (other than dilution due to the Rights). The Exchange Offer is also subject to other material terms and conditions, which Borden shareholders should carefully consider. See "The Exchange Offer--Certain Conditions of the Exchange Offer" and "Description of Merger Agreement and Conditional Purchase/Option Agreement" in the Offering Circular/Prospectus.

        5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the exchange of Borden Shares pursuant to the Exchange Offer.

    The Exchange Offer is being made solely by the Offering Circular/Prospectus and the related Letter of Transmittal and is being made to all holders of Borden Shares. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Borden Shares in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the Borden Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Borden Shares, all such Borden Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

    If Borden Shares are accepted for exchange and exchanged for by the Purchaser pursuant to the Exchange Offer, Borden shareholders will receive, subject to the conditions of the Exchange Offer, the number of shares of Holdings Common Stock equal to the Exchange Ratio per Borden Share. See "The Exchange Offer--Withdrawal Rights" in the Offering Circular/Prospectus for the procedures for withdrawing Borden Shares tendered pursuant to the Exchange Offer.

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
              INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER FOR
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                                  BORDEN, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offering Circular/Prospectus dated November , 1994 (the "Offering Circular/Prospectus") and the related Letter of Transmittal pursuant to an offer by Borden Acquisition Corp., a New Jersey corporation, to exchange for all outstanding shares of Common Stock, par value $.625 per share (the "Borden Shares"), of Borden, Inc., a New Jersey corporation ("Borden"), and (unless and until redeemed by Borden) the associated Preferred Stock Purchase Rights (the "Rights").

    This will instruct you to tender the number of Borden Shares and Rights indicated below (or, if no number is indicated below, all Borden Shares and Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and in the related Letter of Transmittal furnished to the undersigned.

 Number of Borden Shares (and Rights) to be Tendered*

  ...................................................Borden Shares (and Rights)
 Dated:                                        ........................., 19 ..

 / / Please check the box if you would like any fractional shares sold for your account either by the nominee, broker or other intermediary holding in your name or, at their instruction, by the Exchange Agent. Any such sale will only be effected if your broker, nominee or other intermediary either makes such sale or so informs the Exchange Agent. In addition, the Exchange Agent has advised that, whether or not you check the box, brokers, nominees or other intermediaries customarily effect sales of fractional shares otherwise held for the account of a beneficial holder and distribute the proceeds of such sales to the beneficial holder of such shares.
                                   SIGN HERE

  .............................................................................

  .............................................................................
                                  Signature(s)

  .............................................................................
                              Please print name(s)

  .............................................................................
                                    Address

  .............................................................................
                         Area Code and Telephone Number

  .............................................................................
                  Tax Identification or Social Security Number

- ------------

* Unless otherwise indicated, it will be assumed that all of your Borden Shares (and Rights) held by us for your account are to be tendered.

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